Exhibit 3.46

Office of the Minnesota Secretary of State
Minnesota Limited Liability Company/Articles of Organization
Minnesota Statutes, Chapter 322C

The individual(s) listed below who is (are each) 18 years of age or older, hereby adopt(s) the following Articles of Organization:

ARTICLE 1 - LIMITED LIABILITY COMPANY NAME:

LGI Homes - Minnesota, LLC

ARTICLE 2 - REGISTERED OFFICE AND AGENT(S), IF ANY AT THAT OFFICE:

Name	Address:
Corporation Service Company	2345 Rice Street, Suite 230 Roseville MN 55113 USA

ARTICLE 3 - DURATION: PERPETUAL

ARTICLE 4 - ORGANIZERS:

Name:	Address:
Meg Britton	1450 Lake Robbins Dr., Suite 430 The Woodlands TX 77380 USA

If you submit an attachment, it will be incorporated into this document. If the attachment conflicts with the information specifically set forth in this document, this document supersedes the data referenced in the attachment.

By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

SIGNED BY: Meg Britton, Organizer

MAILING ADDRESS: None Provided

EMAIL FOR OFFICIAL NOTICES: mbritton@lgihomes.com

ARTICLES OF ORGANIZATION
OF
LGI HOMES - MINNESOTA, LLC

The undersigned organizer, being a natural person 18 years of age or older, in order to form a limited liability company under Minnesota Statutes, Chapter 322C, hereby adopts the following Articles of Organization:

ARTICLE 1
NAME

The name of the limited liability company is LGI Homes - Minnesota, LLC, referred to in these Articles of Organization as the “Company.”

ARTICLE 2
REGISTERED OFFICE AND AGENT

The street address of the registered office of the Company is 2345 Rice Street, Suite 230, Roseville, Minnesota 55113, and its registered agent for service of process at that address is Corporation Service Company.

ARTICLE 3
ORGANIZER

The name and street address of the organizer of the Company are as follows;

Meg Britton
1450 Lake Robbins Dr., Suite 430
The Woodlands, Texas 77380

IN WITNESS WHEREOF, the organizer has executed these Articles of Organization on September 22, 2016.

/s/ Meg Britton
Meg Britton, Organizer